Exhibit 23.1

              Consent of Ernst & Young LLP as Independent Auditors

We consent to the incorporation by reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-66375) pertaining to the Capital Title Group, Inc. 1996 Stock Option Plan of our report dated March 3, 2000 with respect to the 1999 consolidated financial statements included in this Annual Report (Form 10-K) of Capital Title Group, Inc.

                                        /s/ Ernst & Young

Phoenix, Arizona
March 26, 2001